Exhibit 99.1
FOR IMMEDIATE RELEASE
Commerce Energy Group Announces Appointment of New Director
Company Regains Compliance with the AMEX Rules
COSTA MESA, CA, August 29, 2005 — Commerce Energy Group, Inc. (AMEX: EGR), the largest non-utility-affiliated retail energy marketer in the U.S., announced today the Company’s board of directors has appointed Mr. Gary J. Hessenauer as a director of the Company, effective August 29, 2005. Mr. Hessenauer was also appointed as a member of the Compensation Committee. Hessenauer will serve as a Class I director and will complete the term expiring at the annual meeting to be held after completion of the fiscal year ending July 31, 2007.
“We are extremely pleased to welcome Mr. Hessenauer to our board of directors,” said Robert C. Perkins, Chairman of the Board of Commerce Energy Group. “Mr. Hessenauer brings valuable industry experience and leadership to the board, and we look forward to his contributions.”
Since 2003, Mr. Hessenauer has advised three technology start-ups affiliated with California’s Tech Coast Venture Network, an organization dedicated to assisting and educating early stage growth companies. From 2002 to 2003, Mr. Hessenauer served as President and Chief Executive Officer of Sixth Dimension, an emerging Internet and software technology company. From 2000 to 2001, he served as Senior Vice President of Sempra Energy Solutions, a large distributor of natural gas and electricity that is listed on the New York Stock Exchange. Prior to that, he served in management positions with a number of public and private companies, including Vice President, Marketing and Sales at Edison International, a distributor of electricity, from 1996 to 1997. Mr. Hessenauer holds a B.S. Degree in Mechanical Engineering from the United States Naval Academy and is a graduate of Stanford University’s executive business program.
As a result of the appointment of Mr. Hessenauer to the board, the Company is in compliance with Section 802(a) of the AMEX Company Guide, which requires that a majority of directors on the board be “independent,” as that term is defined in the rules of the American Stock Exchange (the “AMEX”). The board currently consists of seven members, four of whom are independent under the rules of the AMEX.
About Commerce Energy Group, Inc.
Commerce Energy Group, Inc. (AMEX:EGR) is a holding company doing business through its three wholly owned operating subsidiaries, Commerce Energy, Inc., Skipping Stone, Inc. and Utilihost, Inc. Commerce Energy, Inc. is a FERC licensed unregulated retail marketer of natural gas and electricity to homeowners, commercial and industrial consumers and institutional customers in nine states. Skipping Stone is an energy consulting firm serving utilities, pipelines, merchant trading and technology companies. Utilihost provides outsourced energy transaction and data management services for municipalities, government facilities, power generators and energy merchant customers. For more information, visit www.commerceenergygroup.com.
For more information contact:
Commerce Energy Group
Investor Relations
Verna Ray
vray@commerceenergy.com
281-902-5127

Forward-Looking Statements: Certain statements contained within this press release including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, Commerce Energy’s ability to successfully integrate newly-acquired businesses, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, uncertainties relating to litigation, changes in general economic conditions, increased or unexpected competition, and other matters disclosed in Commerce Energy’s filings with the Securities and Exchange Commission. Further, Commerce Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.